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                                                                     EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated June 24, 1997 accompanying the consolidated financial statements and schedule included in the Annual Report of Medical Technology Systems, Inc. and Subsidiaries on Form 10-K for the year ended March 31, 1997. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Medical Technology Systems, Inc. and Subsidiaries on Form S-8 (File No. 333-01853 effective March 14, 1996).



                                                            GRANT THORNTON LLP

Tampa, Florida
June 24, 1997